                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Cobblestone Holdings, Inc.

  We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated April 12, 1994, relating to the financial statements of the Brandermill Country Club, L.P. which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Richmond, Virginia

September 16, 1996